+Exhibit 99.1

News Release - For Immediate Release April 29, 2025	For More Information, Contact: Michael E. McFarland, President and Chief Executive Officer (617-471-0750)

CFSB BANCORP, INC. ANNOUNCES FISCAL THIRD QUARTER AND YEAR-TO-DATE 2025 FINANCIAL RESULTS

QUINCY, Massachusetts, April 29, 2025 – CFSB Bancorp, Inc. (the “Company”) (NASDAQ Capital Market: CFSB), the holding company for Colonial Federal Savings Bank (the “Bank”), today announced net income of $4,000, or $0.00 per basic and diluted share, for the three months ended March 31, 2025, a net loss of $162,000, or $0.03 per basic and diluted share, for the three months ended December 31, 2024, and a net loss of $40,000, or $0.01 per basic and diluted share, for the three months ended March 31, 2024.

For the nine months ended March 31, 2025, the Company recorded a net loss of $164,000, or $0.03 per basic and diluted share, compared to a net loss of $127,000, or $0.02 per basic and diluted share, for the nine months ended March 31, 2024.

Michael E. McFarland, President and Chief Executive Officer, states “Returns on interest-earning assets continue to show improvement. The costs of deposit liabilities are showing a slight decline as certificates of deposits continue to reprice downward into shorter term products. Loan growth and expense reduction continue to trend in positive directions. With the volatility of both the financial markets and economic conditions, we continue to remain optimistic."

Third Quarter Operating Results

Net interest income, on a fully tax-equivalent basis, increased by $65,000, or 3.8%, to $1.8 million for the three months ended March 31, 2025, from $1.7 million for the three months ended December 31, 2024. The net interest margin increased by seven basis points to 2.05% for the three months ended March 31, 2025, from 1.98% for the three months ended December 31, 2024. Interest income increased $3,000, or 0.1%, due to a $10,000 increase in interest and dividends on securities, and a $73,000 increase in interest and fees on loans, offset by an $80,000 decrease in interest on cash and short-term investments. Interest expense decreased $62,000, or 3.9%, to $1.5 million for the three months ended March 31, 2025, from $1.6 million for the three months ended December 31, 2024. The increase in net interest income was due to higher average yields on interest-earning assets as assets with lower rates are replaced with interest-earning assets with higher rates and a decrease in the cost of deposits.

Net interest income, on a fully tax-equivalent basis, increased by $110,000, or 6.6%, to $1.8 million for the three months ended March 31, 2025, from $1.7 million for the three months ended March 31, 2024. The net interest margin increased by nine basis points to 2.05% for the three months ended March 31, 2025, from 1.96% for the three months ended March 31, 2024. Interest income increased $254,000, or 8.4%, due to a $107,000 increase in interest and dividends on securities, an $86,000 increase in interest on cash and short-term investments and a $61,000 increase in interest and fees on loans. Interest expense increased $144,000, or 10.5%, to $1.5 million for the three months ended March 31, 2025, from $1.4 million for the three months ended March 31, 2024. The increase in net interest income was due to higher average yields on interest-earning assets as assets earning lower yields are replaced with interest-earning assets earning higher yields, offset by an increase in the average balance of and rate paid on certificates of deposit..

The Company recorded a provision for credit losses of $66,000 for the three months ended March 31, 2025 and reversals of the provision for $79,000 and $20,000, for the three months ended December 31, 2024 and March 31, 2024, respectively. The $5,000 reversal for credit losses for securities held to maturity was primarily due to improvements in economic conditions for the three months ended March 31, 2025. The $26,000 reversal of provision for credit losses for off-balance sheet exposures was primarily due to a decrease of $2.3 million in unfunded commitments at March 31, 2025. The $97,000 provision for credit losses for loans was primarily due to increases in loan originations during the three months ended March 31, 2025. The allowance for credit losses on loans as a percentage of total loans was 0.86%, 0.83%, and 0.91% at March 31, 2025, December 31, 2024, and March 31, 2024, respectively.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

Non-interest income decreased $5,000, or 3.0%, to $160,000 for the three months ended March 31, 2025, from $165,000 for the three months ended December 31, 2024, primarily due to a decrease of $3,000 in income on bank-owned life insurance and a decrease of $3,000 in other income.

Non-interest income decreased $7,000, or 4.2%, to $160,000 for the three months ended March 31, 2025, from $167,000 for the three months ended March 31, 2024, primarily due to a decrease of $4,000 in customer service fees and $3,000 in other income.

Non-interest expense decreased $197,000, or 9.6%, to $1.8 million for the three months ended March 31, 2025, from $2.0 million for the three months ended December 31, 2024. The decrease was primarily due to a $180,000 decrease in salaries and employee benefit expense due to prior quarter employee merit salary and benefit increases, and a decrease of $28,000 in other general and administrative expenses, offset by a $20,000 increase in occupancy and equipment expense.

Non-interest expense decreased $61,000, or 3.2%, to $1.8 million for the three months ended March 31, 2025, from $1.9 million for the three months ended March 31, 2024. The decrease was primarily due to a $79,000 decrease in salaries and employee benefit expense, primarily due to a reduction in pension costs, offset by a $7,000 increase in other general and administrative expenses and a $6,000 increase in data processing costs.

The Company recorded a benefit for income tax of $3,000 for the three months ended March 31, 2025, compared to a provision for income taxes of $51,000 for the three months ended December 31, 2024. The decrease in the provision for income taxes for the three months ended March 31, 2025 was due to the change in the deferred tax and the deferred tax valuation allowance on the charitable contribution carryover.

The Company recorded a benefit for income tax of $3,000 for the three months ended March 31, 2025, compared to a benefit for income taxes of $42,000 for the three months ended March 31, 2024. The increase in the provision for income taxes for the three months ended March 31, 2025 was due to the change in the deferred tax and the deferred tax valuation allowance on the charitable contribution carryover.

Year-to-Date Operating Results

Net interest income, on a fully tax-equivalent basis, decreased by $13,000, or 0.3%, to $5.1 million for the nine months ended March 31, 2025, from $5.2 million for the nine months ended March 31, 2024. The net interest margin decreased by eight basis points to 1.99% for the nine months ended March 31, 2025, from 2.07% for the nine months ended March 31, 2024. Interest income increased $1.2 million, or 13.8%, due to a $664,000 increase in interest on cash and short-term investments, a $396,000 increase in interest and dividends on securities, and a $130,000 increase in interest and fees on loans. These changes reflect an increased yield on interest-earning assets of 33 basis points as interest-earning assets earning lower yields are replaced with interest-earning assets earning higher yields. The increase in interest income benefited from an increase in the average balance of cash and short-term investments of $18.8 million, partially offset by a decrease in the average balance of loans of $5.2 million and a decrease in the average balance of securities of $1.1 million. Interest expense increased $1.2 million, or 34.8%, due to an increase of $1.2 million in interest expense on interest-bearing deposits, and a $20,000 increase in interest expense on Federal Home Loan Bank ("FHLB") advances. The increase in interest expense on interest-bearing deposits reflected a 56 basis point increase in the average cost, primarily due to the higher interest rate environment and an increased percentage of higher cost certificates of deposit in the portfolio. The increase in interest expense on FHLB advances was due to a $1.7 million, or 19.3%, increase in the average balance of FHLB advances for the nine months ended March 31, 2025, offset by a 58 basis point decrease in the average cost of FHLB advances as newer advances were borrowed at lower rates.

The Company recorded a reversal of the provision for credit losses of $84,000 for the nine months ended March 31, 2025, compared to a reversal of the provision for credit losses of $290,000 for the nine months ended March 31, 2024. The $1,000 reversal of the provision of credit losses for off-balance sheet exposures was primarily due to a decrease of $315,000 in unfunded commitments at March 31, 2025. The $49,000 reversal of the provision for credit losses for loans recorded for the nine months ended March 31, 2025 reflected continued strong asset quality, improvements in forecasted economic conditions and lower loan balances. The $35,000 reversal of the provision for credit losses on securities held to maturity for the nine months ended March 31, 2025 was primarily due to improvements in economic conditions.

Non-interest income decreased $4,000, or 0.8%, to $495,000 for the nine months ended March 31, 2025 from $499,000 for the nine months ended March 31, 2024.

Non-interest expense decreased $171,000, or 2.9%, to $5.8 million for the nine months ended March 31, 2025 from $5.9 million for the nine months ended March 31, 2024. The decrease was due to a $176,000 decrease in salaries and employee benefit expense primarily

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

due to a reduction in pension costs and a $15,000 decrease in other general and administrative expenses, partially offset by an $18,000 increase in data processing costs.

The Company recorded a provision for income taxes of $67,000 for the nine months ended March 31, 2025 and 2024, respectively. The provision for income taxes for the nine months ended March 31, 2025 was due to the decrease in income before income taxes, offset by an increase in the deferred tax valuation allowance on the charitable contribution carryover. The deferred tax related to the charitable contribution carryover was reduced by a 100% valuation allowance because management believes that it is more likely than not that the benefit of these deferred tax assets will not be realized. The ultimate realization of these deferred tax assets is dependent upon the generation of future taxable income. The valuation allowance for these net deferred tax assets may be adjusted in the future if estimates of taxable income during the carryforward period are increased.

Balance Sheet

Assets: At March 31, 2025, total assets amounted to $366.2 million, compared to $363.4 million at June 30, 2024, an increase of $2.8 million, or 0.8%. The increase resulted primarily from an increase in cash and cash equivalents of $1.3 million, and an increase in total loans of $2.8 million, offset by a decrease in securities held to maturity of $1.1 million. The increase in cash and cash equivalents was primarily due to increases in deposits of $3.0 million and decreases in securities held to maturity of $1.1 million, offset by increases in loans of $2.8 million.

Asset Quality: At March 31, 2025, there were four one- to four-family loans totaling $1.4 million rated substandard with an allowance for credit loss of $10,000. These loans were rated substandard due to the borrowers' inability to show sufficient rent receipts to support the debt service coverage. There were no loans rated special mention, doubtful or loss at March 31, 2025. There were no charge-offs or recoveries during the nine months ended March 31, 2025.

Liabilities: At March 31, 2025, total liabilities amounted to $290.5 million, compared to $287.4 million at June 30, 2024, an increase of $3.1 million, or 1.1%. Deposits increased by $3.0 million, or 1.1%, to $273.8 million at March 31, 2025 compared to $270.8 million at June 30, 2024. The increase was primarily due to an increase of $5.8 million in higher-yielding term certificates of deposit, offset by a decrease of $1.4 million in non-interest-bearing and interest-bearing NOW and demand accounts and a decrease of $1.0 million in regular accounts. The change in composition and the increase in certificates of deposit was a result of the Bank offering certificate of deposit promotions as customers sought accounts with higher interest rates.

Stockholders' Equity. Total stockholders' equity decreased $335,000 to $75.7 million at March 31, 2025, from $76.1 million at June 30, 2024. The decrease was primarily due to the purchase of Company stock of $495,000 and the net loss for the nine months ended March 31, 2025 of $164,000, offset by the changes in unearned ESOP compensation of $77,000 and stock-based compensation expense of $269,000.

About CFSB Bancorp, Inc.

CFSB Bancorp, Inc. is the federal mid-tier holding company of Colonial Federal Savings Bank and is the majority-owned subsidiary of 15 Beach, MHC. Colonial Federal Savings Bank is a federally chartered stock savings bank that has served the banking needs of its customers on the south shore of Massachusetts since 1889. It operates from three full-service offices and one limited-service office in Quincy, Holbrook and Weymouth, Massachusetts.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “target” and words of similar meaning. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, demand for loan products, deposit flows, changes in the interest rate environment, the effects of inflation, general economic conditions (including potential recessionary conditions) or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve Board; changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, and the percentage of uninsured deposits in the portfolio; changes in asset quality, prepayment speeds, charge-offs and/or credit loss provisions, our ability to access cost-effective funding; changes in demand for our products and services; legislative, accounting, tax and regulatory changes; the imposition of tariffs or other domestic or international governmental policies; the current or anticipated impact of military conflict, terrorism or other geopolitical events; a failure in or breach of our operational or security systems or infrastructure, including

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged, the failure to maintain current technologies and the failure to retain or attract employees.

You should not place undue reliance on forward-looking statements. CFSB Bancorp, Inc. undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

	March 31,	June 30,
	2025	2024
Assets:
Cash and due from banks	$1,205	$1,339
Short-term investments	27,045	25,620
Total cash and cash equivalents	28,250	26,959
Securities available for sale, at fair value	97	113
Securities held to maturity, at amortized cost, net of allowance for credit losses	145,869	146,994
Federal Home Loan Bank of Boston stock, at cost	704	704
Loans:
1-4 family	138,130	138,005
Multifamily	16,159	12,066
Second mortgages and home equity lines of credit	4,007	3,372
Commercial	14,736	16,833
Total mortgage loans on real estate	173,032	170,276
Consumer	85	65
Home improvement	1,904	2,037
Total loans	175,021	172,378
Allowance for credit losses	(1,504)	(1,553)
Net deferred loan costs and fees, and purchase premiums	(353)	(387)
Loans, net	173,164	170,438
Premises and equipment, net	3,078	3,246
Accrued interest receivable	1,382	1,398
Bank-owned life insurance	10,877	10,670
Deferred tax asset	1,226	1,245
Operating lease right of use asset	788	860
Other assets	765	812
Total assets	$366,200	$363,439

Liabilities and Stockholders' Equity:
Deposits:
Non-interest-bearing NOW and demand	$29,430	$34,124
Interest-bearing NOW and demand	31,593	28,262
Regular and other	53,178	54,192
Money market accounts	21,495	21,956
Term certificates	138,065	132,307
Total deposits	273,761	270,841
Federal Home Loan Bank of Boston advances	10,350	10,350
Mortgagors' escrow accounts	1,638	1,525
Operating lease liability	811	877
Accrued expenses and other liabilities	3,925	3,796
Total liabilities	290,485	287,389

Stockholders' Equity:
Common stock	65	65
Additional paid-in capital	28,385	28,139
Treasury stock	(573)	(78)
Retained earnings	50,062	50,226
Accumulated other comprehensive loss, net of tax	-	(1)
Unearned compensation - ESOP	(2,224)	(2,301)
Total stockholders' equity	75,715	76,050
Total liabilities and stockholders' equity	$366,200	$363,439

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Consolidated Statements of Net (Loss) Income (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2025	2024	2024	2025	2024
Interest and dividend income:
Interest and fees on loans	$1,838	$1,765	$1,777	$5,387	$5,257
Interest and dividends on debt securities:
Taxable	1,095	1,083	965	3,206	2,737
Tax-exempt	71	73	89	221	279
Interest on short-term investments and certificates of deposit	262	342	176	934	270
Total interest and dividend income	3,266	3,263	3,007	9,748	8,543

Interest expense:
Deposits	1,395	1,455	1,197	4,307	3,124
Borrowings	117	119	171	355	335
Total interest expense	1,512	1,574	1,368	4,662	3,459

Net interest income	1,754	1,689	1,639	5,086	5,084
(Reversal) provision of credit losses for securities held to maturity	(5)	(15)	44	(35)	(97)
(Reversal) provision of credit losses for off-balance sheet exposures	(26)	33	15	(1)	3
Provision (reversal) of credit losses for loans	97	(97)	(79)	(48)	(196)
Net interest income after (reversal) provision of credit losses	1,688	1,768	1,659	5,170	5,374

Non-interest income:
Customer service fees	37	36	41	114	118
Income on bank-owned life insurance	67	70	67	206	201
Other income	56	59	59	175	180
Total non-interest income	160	165	167	495	499

Non-interest expenses:
Salaries and employee benefits	1,038	1,218	1,117	3,352	3,528
Occupancy and equipment	257	237	256	745	750
Advertising	35	38	32	109	106
Data processing	103	108	97	305	287
Deposit insurance	34	35	33	103	99
Other general and administrative	380	408	373	1,148	1,163
Total non-interest expenses	1,847	2,044	1,908	5,762	5,933

Income (loss) before income taxes	1	(111)	(82)	(97)	(60)
(Benefit) provision for income taxes	(3)	51	(42)	67	67
Net income (loss)	$4	$(162)	$(40)	$(164)	$(127)

Net loss per share:
Basic	$0.00	$(0.03)	$(0.01)	$(0.03)	$(0.02)
Diluted	$0.00	$(0.03)	$(0.01)	$(0.03)	$(0.02)

Weighted average shares outstanding:
Basic	6,241,324	6,271,579	6,292,060	6,269,372	6,286,323
Diluted	6,241,324	6,271,579	6,292,060	6,269,372	6,286,323

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Average Balances and Yields, Fully Tax-Equivalent Basis (Unaudited)

(Dollars in thousands)

	Average Balance and Yields
	Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans	$171,883	$1,838	4.28%	$168,996	$1,765	4.18%	$175,072	$1,777	4.06%
Securities (1)	148,261	1,185	3.20%	148,673	1,175	3.16%	149,442	1,078	2.89%
Cash and short-term investments	25,704	262	4.08%	26,945	342	5.08%	14,933	176	4.71%
Total interest-earning assets	345,848	3,285	3.80%	344,614	3,282	3.81%	339,447	3,031	3.57%
Non-interest-earning assets	17,304			17,169			17,082
Total assets	$363,152			$361,783			$356,529
Interest-bearing liabilities:
Interest-bearing demand deposits	$29,874	$4	0.05%	$30,034	$4	0.05%	$30,261	$4	0.05%
Savings deposits	52,065	13	0.10%	53,149	13	0.10%	57,619	14	0.10%
Money market deposits	21,830	13	0.24%	22,216	13	0.23%	23,396	14	0.24%
Certificates of deposit	140,121	1,365	3.90%	136,928	1,425	4.16%	121,108	1,165	3.85%
Total interest-bearing deposits	243,890	1,395	2.29%	242,327	1,455	2.40%	232,384	1,197	2.06%
FHLB advances	10,350	117	4.52%	10,350	119	4.60%	14,186	171	4.82%
Total interest-bearing liabilities	254,240	1,512	2.38%	252,677	1,574	2.49%	246,570	1,368	2.22%
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	27,602			27,226			28,530
Other non-interest-bearing liabilities	5,683			5,934			5,650
Total liabilities	287,525			285,837			280,750
Total stockholders' equity	75,627			75,946			75,779
Total liabilities and stockholders' equity	$363,152			$361,783			$356,529
Net interest income		$1,773			$1,708			$1,663
Net interest rate spread(2)			1.42%			1.32%			1.35%
Net interest-earning assets(3)	$91,608			$91,937			$92,877
Net interest margin(4)			2.05%			1.98%			1.96%
Cost of deposits(5)			2.06%			2.16%			1.84%
Cost of funds(6)			2.15%			2.25%			1.99%
Ratio of interest-earning assets to interest-bearing liabilities	136.03%			136.39%			137.67%

(1) Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $19,000, $19,000, and $24,000 for the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively.

(2) Net interest rate spread represents the difference between the weighted average yield earned on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.

(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4) Net interest margin represents net interest income divided by average total interest-earning assets.

(5) Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total non-interest-bearing deposits.

(6) Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total non-interest-bearing deposits.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Reconciliation of Fully Tax-Equivalent Income

(Unaudited) (In thousands)

	For the Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Securities interest income (no tax adjustment)	$1,166	$1,156	$1,054
Tax-equivalent adjustment	19	19	24
Securities (tax-equivalent basis)	$1,185	$1,175	$1,078
Net interest income (no tax adjustment)	$1,754	$1,689	$1,639
Tax-equivalent adjustment	19	19	24
Net interest income (tax-equivalent adjustment)	$1,773	$1,708	$1,663

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Average Balances and Yields, Fully Tax-Equivalent Basis (Unaudited)

(Dollars in thousands)

	Average Balance and Yields
	Nine Months Ended
	March 31, 2025			March 31, 2024
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans	$170,781	$5,387	4.21%	$175,966	$5,257	3.98%
Securities (1)	148,194	3,486	3.14%	149,296	3,090	2.76%
Cash and short-term investments	26,513	934	4.70%	7,733	270	4.66%
Total interest-earning assets	345,488	9,807	3.78%	332,995	8,617	3.45%
Non-interest-earning assets	17,214			16,765
Total assets	$362,702			$349,760
Interest-bearing liabilities:
Interest-bearing demand deposits	$29,887	$11	0.05%	$29,972	$11	0.05%
Savings deposits	53,080	40	0.10%	59,693	45	0.10%
Money market deposits	22,140	42	0.25%	24,611	47	0.25%
Certificates of deposit	136,705	4,214	4.11%	116,087	3,021	3.47%
Total interest-bearing deposits	241,812	4,307	2.37%	230,363	3,124	1.81%
FHLB advances	10,350	355	4.57%	8,673	335	5.15%
Total interest-bearing liabilities	252,162	4,662	2.47%	239,036	3,459	1.93%
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	28,868			29,244
Other non-interest-bearing liabilities	5,810			5,683
Total liabilities	286,840			273,963
Total stockholders' equity	75,862			75,797
Total liabilities and stockholders' equity	$362,702			$349,760
Net interest income		$5,145			$5,158
Net interest rate spread(2)			1.31%			1.52%
Net interest-earning assets(3)	$93,326			$93,959
Net interest margin(4)			1.99%			2.07%
Cost of deposits(5)			2.12%			1.60%
Cost of funds(6)			2.21%			1.72%
Ratio of interest-earning assets to interest-bearing liabilities	137.01%			139.31%

(1) Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $59,000 and $74,000 for the nine months ended March 31, 2025 and March 31, 2024, respectively.

(2) Net interest rate spread represents the difference between the weighted average yield earned on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.

(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4) Net interest margin represents net interest income divided by average total interest-earning assets.

(5) Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total non-interest-bearing deposits.

(6) Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total non-interest-bearing deposits.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Reconciliation of Fully Tax-Equivalent Income

(Unaudited) (In thousands)

	For the Nine Months Ended
	March 31,	March 31,
	2025	2024
Securities interest income (no tax adjustment)	$3,427	$3,016
Tax-equivalent adjustment	59	74
Securities (tax-equivalent basis)	$3,486	$3,090
Net interest income (no tax adjustment)	5,086	5,084
Tax-equivalent adjustment	59	74
Net interest income (tax-equivalent adjustment)	$5,145	$5,158

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com